UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2009

CINTEL CORP.
 (Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	333-100046 (Commission File Number)	52-2360156 (I.R.S. Employer Identification Number)

433 N. Camden Drive, Suite 400, Beverly Hills, CA 90210
 (Address of principal executive offices) (zip code)

(310) 997-1407
 (Registrant's telephone number, including area code)

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On October 26, 2009, Gye Heun  Kwak was appointed as a Director of Cintel Corp. (the “Company”).  Mr. Kwak currently serves as CEO of Q&H Co., Ltd., an energy development company based in Seoul, Korea and has served in such capacity since 2005. Mr. Kwak also served as CEO of Carpark Co. Ltd., a human resources management company based in Seoul, Korea from 1991 through 2007 and as CEO of P&G Korea Distributor a distribution company based in Seoul, Korea from 1986 through 2007. From 1981 through 1986 Mr. Kwak served in various capacities with Tri-Star Co. Ltd. a distribution business based in Seoul, Korea. Mr. Kwak also served as manager of Daenong Co. Ltd., a construction company based in Seoul Korea. Mr. Kwak holds a Bachelor of Science in sports science from Wonkwang University and completed an Advanced Management Program at Yonsei University.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINTEL CORP.

Dated: October 30, 2009	By:	/s/ Dave Kyung Han
Dave Kyung Han President & Chief Executive Officer